(Local Currency-Single Jurisdiction)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of April 19, 2005

BANKNORTH, N.A. and NEC-EPS HOLDING, LLC, LYNN ENERGY CENTER, LLC, FRANKLIN ENERGY CENTER, LLC, and COI ENERGY CENTER, LLC

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1. Interpretation

(a) ***Definitions.*** The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) ***Inconsistency.*** In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) ***Single Agreement.*** All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) ***General Conditions.***

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or potential event of default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) *Change of Account.* Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) *Netting.* If on any date amounts would otherwise be payable: --

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d) *Default Interest; Other Amounts.* Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that: --

(a) *Basic Representations.*

(i) *Status.* It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) *Powers.* It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) *No Violation or Conflict.* Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) *Consents.* All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been

obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) *Obligations Binding*. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) *Absence of Certain Events*. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) *Absence of Litigation*. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) *Accuracy of Specified Information*. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) *Furnish Specified Information*. It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) *Maintain Authorisations*. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) *Comply with Laws*. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform it obligations under this Agreement or any Credit Support Document to which it is a party.

5. Events of Default and Termination Events

(a) *Events of Default*. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party: --

(i) *Failure to Pay or Deliver*. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) *Breach of Agreement*. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination Event) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) *Credit Support Default*.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance

with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party of such Credit Support Provider Disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity, of such Credit Support Document;

(iv) ***Misrepresentation***. A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) ***Default under Specified Transaction***. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) ***Cross Default***. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) ***Bankruptcy***. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a

secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) *Merger Without Assumption*. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) ***Termination Events***. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below: --

(i) ***Illegality***. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b) for such party (which will be the Affected Party): --

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction.

(ii) ***Credit Event Upon Merger***. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the credit worthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(iii) ***Additional Termination Event***. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) ***Event of Default and Illegality***. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a) ***Right to Terminate Following Event of Default.*** If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) ***Right to Terminate Following Termination Event.***

(i) ***Notice.*** If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) ***Two Affected Parties.*** If an Illegality under Section 5(b)(i)(1) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iii) ***Right to Terminate.*** If: --

(1) an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) ***Effect of Designation.***

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) ***Calculations.***

(i) ***Statement.*** On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) *Payment Date.* An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) *Payments on Early Termination.* If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) *Events of Default.* If the Early Termination Date results from an Event of Default: --

(1) *First Method and Market Quotation.* If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over (B) the Unpaid Amounts owing to the Defaulting Party.

(2) *First Method and Loss.* If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3) *Second Method and Market Quotation.* If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect to the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) *Second Method and Loss.* If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) *Termination Events.* If the Early Termination Date results from Termination Event: --

(1) *One Affected Party.* If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) *Two Affected Parties.* If there are two Affected Parties: --

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (1) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the

party with the lower Settlement Amount ("Y") and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) ***Adjustment for Bankruptcy.*** In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) ***Pre-Estimate.*** The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer is not in compliance with this Section will be void.

8. Miscellaneous

(a) ***Entire Agreement.*** This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) ***Amendments.*** No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) ***Survival of Obligations.*** Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) ***Remedies Cumulative.*** Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) ***Counterparts and Confirmations.***

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) *No Waiver of Rights.* A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) *Headings.* The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10. Notices

(a) *Effectiveness.* Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient's answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) *Change of Addresses.* Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11. Governing Law and Jurisdiction

(a) *Governing Law.* This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) *Jurisdiction.* With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in its Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) ***Waiver of Immunities.*** Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdictions of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

12. Definitions

As used in this Agreement: --

"***Additional Termination Event***" has the meaning specified in Section 5(b).

"***Affected Party***" has the meaning specified in Section 5(b).

"***Affected Transactions***" means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"***Affiliate***" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"***Applicable Rate***" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for

Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"***consent***" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"***Credit Event Upon Merger***" has the meaning specified in Section 5(b).

"***Credit Support Document***" means any agreement or instrument that is specified as such in this Agreement.

"***Credit Support Provider***" has the meaning specified in the Schedule.

"***Default Rate***" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"***Defaulting Party***" has the meanings specified in Section 6(a).

"***Early Termination Date***" means the date determined in accordance with Section 6(a) or 6(b)(iii).

"*Event of Default*" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"*Illegality*" has the meaning specified in Section 5(b).

"*law*" includes any treaty, law, rule or regulation and "*lawful*" or "*unlawful*" will be construed accordingly.

"*Local Business Day*" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"*Loss*" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respected of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"*Market Quotation*" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"*Non-default Rate*" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"*Non-defaulting Party*" has the meaning specified in Section 6(a).

"*Potential Event of Default*" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"*Reference Market-makers*" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding where to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"*Scheduled Payment Date*" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"*Set-off*" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payers.

"*Settlement Amount*" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"*Specified Entity*" has the meaning specified in the Schedule.

"*Specified Indebtedness*" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"*Specified Transaction*" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"*Terminated Transactions*" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination applies, immediately before that Early Termination Date).

"*Termination Event*" means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"*Termination Rate*" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"*Unpaid Amounts*" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction,

for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective date specified below with effect from the date specified on the first page of this document.

BANKNORTH, N.A.

(Name of party)

By: [signature]

Name: David G. Strouse

Title: VICE PRESIDENT

Date: 5/5/05

NEC-EPS HOLDING, LLC,
LYNN ENERGY CENTER, LLC,
FRANKLIN ENERGY CENTER, LLC, and
COI ENERGY CENTER, LLC

(Name of Party)

NEC-EPS HOLDING, LLC

By: [signature]

Name: Daniel P. Goldman

Title: President

Date: 05/06/05

LYNN ENERGY CENTER, LLC

By: [signature]

Name: Daniel P. Goldman

Title: President

Date: 05/06/05

FRANKLIN ENERGY CENTER, LLC

By: [signature]

Name: Daniel P. Goldman

Title: President

Date: 05/06/05

COI ENERGY CENTER, LLC

By: [signature]

Name: Daniel P. Goldman

Title: President

Date: 05/06/01

SCHEDULE

to the

ISDA MASTER AGREEMENT

This is the Schedule to that certain ISDA Master Agreement dated as of April 19, 2005 between Banknorth, N.A. ("Party A") and NEC-EPS Holding, LLC, a Delaware limited liability company ("NEC-EPS"), Lynn Energy Center, LLC, a Delaware limited liability company ("Lynn Energy"), Franklin Energy Center, LLC, a Delaware limited liability company ("Franklin Energy"), and COI Energy Center, LLC, a Delaware limited liability company ("COI Energy" and, collectively with NEC-EPS, Lynn Energy, and Franklin Energy, "Party B").

PART 1

Termination Provisions

In this Agreement:

(A) "Specified Entity" means "affiliates" in relation to Party A and to Party B.

(B) "Specified Transaction" will have the meaning specified in Section 12 of this Agreement.

(C) The "Cross-Default" provisions of Section 5(a)(vi) of this Agreement will apply to Party A and to Party B.

"Specified Indebtedness" will have the meaning specified in Section 12 and shall include, with respect to Party B, other indebtedness owing by Party B to Party A, including, without limitation, any indebtedness owed by Party B to Party A under that $8,027,000.00 Promissory Note dated as of April 15, 2005 (as amended, supplemented or modified the "Note"); and with respect to Party A such term shall not include obligations in respect of deposits received in the ordinary course of Party A's banking business.

"Threshold Amount" means with respect to Party A 3% of Shareholders' Equity and with respect to Party B $500,000.00; provided that with respect to obligations owed by Party B to Party A and its affiliates the Threshold Amount shall mean $0.

"Shareholders' Equity" means, with respect to an entity, at any time, the sum (as shown in its most recent annual audited financial statements) of (i) its capital stock (including preferred stock outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(D) The "Credit Event Upon Merger" provisions of Section 5(b)(ii) of this Agreement will apply to Party A and to Party B.

(E) The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A or to Party B.

(F) Payments on Early Termination. For the purpose of Section 6(e) of this Agreement: (i) Market Quotation will apply and (ii) Second Method will apply.

(G) Additional Termination Event will apply. The following shall constitute an Additional Termination Event for which Party B shall be the sole Affected Party:

(i) Party B has repaid all amounts owed to Party A under the Note and Party A has no further obligation to provide any additional credit extension to Party B under that Loan Agreement by and between Party A and Party B dated as of April 15, 2005 (as amended, supplemented or modified, the "Loan Agreement").

PART 2

Agreement to Deliver Documents

For the purposes of Section 4(a) of this Agreement, the parties agree that the following documents will be delivered:

Party Required to Deliver Document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B	Operating Agreement and certificate of Manager/Managing Member authorizing the execution, delivery and performance of this Agreement and each Confirmation	Concurrent with the execution of this Agreement and upon request with respect to Confirmations	Yes
Party B	Specimen signature(s) of Manager(s)/Managing Member(s) authorized on behalf of the party to execute and deliver this Agreement and each Confirmation	Concurrent with the execution of this Agreement and upon request with respect to Confirmations	Yes
Party B	An opinion of counsel to Party B in a form satisfactory to Party A	Concurrent with the execution of this Agreement	Yes
Party B and Party A	The Credit Support document(s), if any, listed in Part 3, Section (C)	Concurrent with the execution of this Agreement	Yes
Party B	IRS Form W-9, or any successor form thereto	Concurrent with the execution of this Agreement, promptly upon reasonable demand by Party A and promptly upon learning that any such form previously provided by Party B has become obsolete or incorrect.	Yes
Party B and Credit Support Provider of Party B	Such other documents as Party A may reasonably request in connection with each transaction.	Promptly upon request.	Yes

PART 3

Miscellaneous

(A) Addresses for Notices. For the purpose of Section 10(a) of this Agreement:

Address for notices or communications to Party B:

Address: c/o New Energy Capital Corp.
890 Winter Street, Suite 170
Waltham, MA 02451
Fax No.: (253) 399-5321
Phone No.: (781) 250-3773
Attention: Mr. Daniel P. Goldman

Address for notices or communications to Party A:

Address: Banknorth, N.A.
Two Portland Square
P.O. Box 9540
Portland, ME 04112-9540
Fax No.: (207) 761-8686
Phone No.: (207) 756-6895
Attention: Swap Documentation Group

Any notice, demand or other communication to be provided by Party A pursuant to this Agreement (including, without limitation, any notice, demand or communication pursuant to Section 6(a) or Section 6(b)(iii) of this Agreement) shall be sent to the address of Party B provided in this Part 3(A) notwithstanding the death of Party B, the adjudication of Party B as incompetent or the appointment of a guardian with respect to the affairs of Party B. Any failure by Party B or any guardian, conservator, executor, administrator or other similarly appointed person to receive any such notice, demand or communication shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice, demand or communication or the matters set forth therein, including, without limitation, the designation of an Event of Default, Termination Event, Early Termination Date or any other such matter.

(B) Calculation Agent. The Calculation Agent is Party A. No failure by Party A to perform any duties of the Calculation Agent under this Agreement shall be construed as an Event of Default under this Agreement.

(C) Credit Support Document. Any agreement and instrument, now or hereafter existing, of any kind or nature which secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of Party B under this Agreement, made by or on behalf of any person or entity (including, without limiting the generality of the foregoing, any credit or loan agreement, note, reimbursement agreement, security agreement, mortgage, pledge agreement, assignment of rents or any other agreement or instrument granting any lien, security interest, assignment, charge or encumbrance to secure any such obligation, any guaranty, suretyship, letter of credit or subordination agreement relating to any such obligation and any "keep well" or other financial support agreement relating to Party B or any Credit Support Provider), in favor of Party A or any of its Affiliates. The following is a (are) Credit Support Document(s) with respect to Party B:

(i) the Note between Party A and Party B dated as of April 15, 2005, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, and

(ii) the Loan Agreement between Party A and Party B dated as of April 15, 2005, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, and

(iii) the Security Agreement – COI Project between Party A and Party B dated as of April 15, 2005, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, and

(iv) the Security Agreement – Lynn Project between Party A and Party B dated as of April 15, 2005, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, and

(v) the Security Agreement – Franklin Project between Party A and Party B dated as of April 15, 2005, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, and

(vi) the Collateral Assignment of Project Documents, Permits and Plans – COI Project between Party A and Party B dated as of April 15, 2005, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, and

(vii) the Collateral Assignment of Project Documents, Permits and Plans – Lynn Project between Party A and Party B dated as of April 15, 2005, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, and

(viii) the Collateral Assignment of Project Documents, Permits and Plans – Franklin Project between Party A and Party B dated as of April 15, 2005, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, and

(ix) the Membership Interest Pledge Agreement between Party A and NEC-EPS, as the same may be amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time.

Party B agrees that the collateral securing the obligations of Party B to Party A described in the Credit Support Document(s) shall also secure the obligations of Party B to Party A under this Agreement. The obligations of Party B to Party A under this Agreement shall rank pari-passu with all other obligations described in the Credit Support Document(s).

The Credit Support Document(s) (as amended from time to time) are incorporated herein and form a part of this Agreement to the extent that such Credit Support Document(s) relate to the Transactions governed by this Agreement.

(D) Credit Support Provider.

Credit Support Provider means in relation to Party A: None.

Credit Support Provider means in relation to Party B: None.

(E) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(F) Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to the Transactions.

(G) "Affiliate" will have the meaning specified in Section 12 of this Agreement and shall exclude any broker/dealer affiliates with respect to Party A.

PART 4

Other Provisions

(A) Confirmations. Notwithstanding anything to the contrary in this Agreement:

(i) The parties hereto agree that with respect to each Transaction hereunder a legally binding agreement shall exist from the moment that the parties hereto agree on the essential terms of such Transaction, which the parties anticipate will occur by telephone.

(ii) For each Transaction Party A and Party B agree to enter into hereunder, Party A shall promptly send to Party B a Confirmation, substantially in the form of Exhibit I setting forth the terms of such Transaction. Party B shall execute and return the Confirmation to Party A or request correction of any error within three Business Days of receipt. Failure of Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of such terms.

(B) Definitions. For each Transaction (unless otherwise specified in the relevant Confirmation for that Transaction) all provisions of the 2000 ISDA Definitions (as published by the International Swaps & Derivatives Association, Inc.), including the Annex to the 2000 ISDA Definitions, are hereby incorporated by this reference into this Agreement and shall form a part hereof as if set forth in full herein.

(C) Notice of Event of Default. Each party agrees, upon learning of the occurrence of any event or commencement of any condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default with respect to that party, promptly to give the other party notice of such event or condition.

(D) Additional Representations. Section 3 of this Agreement is hereby amended by adding at the end thereof the following subsections (e) through (i):

"(e) ***Eligible Contract Participant***. It is an "eligible contract participant" as that term is defined in Section 1(a)(12) of the Commodity Exchange Act (7 U.S.C. 1(a)(12)) and was not formed solely for the purposes of constituting an "eligible contract participant."

"(f) ***Line of Business***. It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business."

"(g) ***No Agency***. It is entering into this Agreement, any Credit Support Document to which it is a party, each Transaction and any other documentation relating to this Agreement or any Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise)."

"(h) ***Creditworthiness***. The economic terms of this Agreement, and Credit Support Document to which it is a party, and each Transaction have been individually tailored and negotiated by it, and the creditworthiness of the other party was a material consideration in its entering into or determining the terms of this Agreement, such Credit Support document, and such Transaction."

"(i) Party B makes the following representation (which shall be deemed repeated on any date on which any Transactions under this Agreement are outstanding):

it is a limited liability company formed under the laws of the State of Delaware and agrees to provide Party A with an IRS Form W-9 (or successor form) upon execution and delivery of the Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any Form W-9 (or successor form) previously provided has become obsolete or incorrect."

(E) Right of Setoff. Section 6 of this Agreement is amended by adding the following new Section 6(f):

"(f) ***Set-off.*** Any amount (the "Early Termination Amount") payable under Section 6(c) by one party ("Party X") or its Affiliates to other party that is either the Defaulting Party or the one Affected Party ("Party Y"), will, at the option of Party X (and without prior notice to Party Y), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by

Party Y to Party X or its Affiliates (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between Party X and its Affiliates and Party Y or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). Party X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by Party X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the relevant currency.

If an obligation is unascertained, Party X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

(F) Inconsistency Among Definitions or Provisions. In the event of any inconsistency between the definitions or provisions in any of the following documents, the relevant document first listed below shall govern: (i) a Confirmation (with respect only to definitions in such Confirmation; provided, however, that other provisions in a Confirmation will govern over inconsistent provisions in the following documents to the extent that such Confirmation explicitly states its intent to modify the following documents); (ii) the Schedule to the ISDA Master Agreement; (iii) the ISDA Master Agreement; and (v) the 2000 Definitions.

(G) Incorporation by Reference of Terms of the Loan Agreement. The covenants, terms and provisions of, including all representations and warranties of Party B contained in the Loan Agreement, as in effect as of the date of this Agreement, are hereby incorporated by reference in, and made part of, this Agreement to the same extent as if such covenants, terms, and provisions were set forth in full herein. In the event of any inconsistency between the covenants, terms and provisions of the Loan Agreement and this Agreement, the covenants, terms, and provisions of this Agreement shall govern. Party B hereby agrees that, during the period commencing with the date of this Agreement through and including such date on which all of Party B's obligations under this Agreement are fully performed, Party B will (a) observe, perform, and fulfill each and every such covenant, term, and provision applicable to Party B, as such covenants, terms, and provisions, may be amended from time to time after the date of this Agreement with the consent of Party A, and (b) deliver to Party A at the address for notices to Party A provided in this agreement, each notice, document, certificate or other writing that Party B is obligated to furnish to any other party to the Loan Agreement. Subject to Part 1(G)(i) of this Agreement, in the event the Loan Agreement terminates or becomes no longer binding on Party A prior to the termination of this agreement and any Transactions outstanding hereunder, such covenants, terms, and provisions (other than those requiring payments in respect of amounts owned under the Loan Agreement) will remain in force and effect for purposes of this Agreement as though set forth in full herein until the date on which all of Party B's obligations under this Agreement are fully performed and this Agreement is terminated.

(H) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

(I) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY TRIAL OR LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY TRANSACTION OR THIS AGREEMENT.

(J) No Reliance. In connection with the negotiation of and entering into this Agreement, any Credit Support Document and each Transaction (i) the other party hereto is not acting as a fiduciary or a financial or investment advisor for it; (ii) it is not relying upon any advice, counsel or representations (whether written or oral) of the other party hereto other than the representations expressly set forth in this Agreement, in such Credit Support Document and in any Confirmation; (iii) the other party hereto has not given to it any advice or counsel as to the expected or projected success, return, performance, result, consequence or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Agreement, such Credit Support Document or such Transaction; (iv) it has consulted with its own legal, regulatory, tax, business, investment financial and accounting advisors to the extent it has deemed necessary and has made its own investment, hedging, and trading decisions (including decisions regarding the suitability of such Transaction pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto; (v) it has determined that the rates, prices, or amounts and other terms of such Transaction in the indicative quotations (if any) provided by the other party hereto reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arms length negotiations between the parties; (vi) it is entering into this Agreement, such Credit Support Document and such Transaction with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) it is a sophisticated investor.

(K) Events of Default. Section 5 of this Agreement is hereby amended as follows:

(i) Grace Periods. Section 5(a)(ii) of this Agreement is hereby amended by deleting "if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party" and inserting in place thereof "if such failure is not remedied during the applicable grace period, if any, set forth in such agreement."

(ii) Credit Support Default. Section 5(a)(iii) of this Agreement is hereby amended by the addition of "or if there is no applicable grace period, one Local Business Day after notice of such failure is given to the party or Credit Support Provider (as the case may be)" after "elapsed" in the fourth line thereof.

(iii) Default under Specified Transaction. Section 5(a)(v) of this Agreement is hereby amended by the substitution of "(or such default continues for at least one Local Business Day if there is no applicable notice requirement or grace period)" for the parenthetical clause in the seventh and eighth lines thereof.

(L) Escrow. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instruction (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it in escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

"Party A"

BANKNORTH, N.A.

By: [signature]
Name: David G. Strouse
Its: Vice President
Date: 5/5/05

"Party B"

NEC-EPS HOLDING, LLC

By: [signature]
Name: Daniel P. Goldman
Its: President
Date: 05/06/05

LYNN ENERGY CENTER, LLC

By: [signature]
Name: Daniel P. Goldman
Its: President
Date: 05/06/05

FRANKLIN ENERGY CENTER, LLC

By: [signature]
Name: Daniel P. Goldman
Its: President
Date: 05/06/05

COI ENERGY CENTER, LLC

By: [signature]
Name: Daniel P. Goldman
Its: President
Date: 05/06/05

Risk Disclosure Statement for Interest Rate Risk Management Products and Related Transactions

As is common with many other financial instruments and transactions, interest rate risk management products, in addition to providing significant benefits, may, in certain cases, involve a variety of significant risks.

Before entering into any interest rate risk management transaction, you should carefully consider whether the transaction is appropriate for you in light of your objectives, experience, financial and operational resources, and other relevant circumstances. You should also ensure that you fully understand the nature and extent of your exposure to risk of loss, if any, which in some circumstances may significantly exceed the amount of any initial payment made by or to you.

Interest rate products permit precise customization to accomplish particular financial and risk management objectives that might otherwise be unachievable. The specific risks presented by a particular transaction necessarily depend upon the terms of that transaction and your circumstances. Common to all, however, is their nature as legally binding contractual commitments, which, once agreed to, cannot be altered other than by termination or modification. You should understand that such termination and/or modification may, in certain circumstances, result in significant losses.

As in any financial transaction, you should ensure that you understand the requirements, if any, applicable to you that are established by your regulators or by your board of directors or other governing body. You should also consider the legal, tax, accounting, and economic implications of entering into any interest rate risk management transaction, independently and, if necessary, through consultation with such advisors as may be appropriate to assist you in understanding the risks involved.

In entering into any interest rate risk management transaction with, or arranged by, Banknorth, N. A., you should also understand that Banknorth, N. A. is acting solely in the capacity of an arm's length contractual counterparty and not in the capacity of your financial advisor or fiduciary unless Banknorth, N. A. has so agreed in writing and then only to the extent so provided.

This brief statement does not purport to disclose all of the risks or other relevant considerations of entering into interest rate risk management transactions.

I have read and fully understand the above disclosure.

Signed: ______________________

By: Daniel P. Goldman
Title: President, NEC-EPS Holding, LLC, Lynn Energy Center, LLC, Franklin Energy Center, LLC, and COI Energy Center, LLC

Date: 05/06/05

EXHIBIT I

Banknorth, N.A.

4/19/2005

Reference Number: CSW0235

Mr. Daniel P. Goldman
NEC-EPS Holding, LLC, Lynn Energy Center, LLC, Franklin Energy Center, LLC, and COI Energy Center, LLC
c/o New Energy Capital Corp.
890 Winter Street, Suite 170
Waltham, MA 02451

VIA FAX: (253) 399-5321

Dear Mr. Daniel P. Goldman,

The purpose of this letter agreement ("Swap Confirmation") is to confirm the terms and conditions of the interest rate swap ("Swap Transaction") entered into between Banknorth, N.A. ("Floating Rate Payer") and NEC-EPS Holding, LLC, Lynn Energy Center, LLC, Franklin Energy Center, LLC, and COI Energy Center, LLC ("Fixed Rate Payer"). This Swap Transaction is effective at, and as of 12:01 a.m., Maine time, on the Trade Date specified below.

This confirmation supplements, forms part of, and is subject to the ISDA Master Agreement dated 4/19/2005, a copy of which will follow. In the absence of any other such agreement, this communication itself constitutes a binding agreement setting forth the essential terms of the Swap Transaction.

The terms of the Swap Transaction to which this Swap Confirmation relates are as follows:

Trade Date:	4/19/2005
Effective Date:	6/28/2006
Termination Date:	6/28/2016
Swap Amount:	USD $8,027,000.00 amortizing per the attached Schedule 1
Fixed Amounts:	
Fixed Rate Payer:	NEC-EPS Holding, LLC, Lynn Energy Center, LLC, Franklin Energy Center, LLC, and COI Energy Center, LLC
Fixed Rate:	6.78%
Day Count Convention:	Actual/360
Business Day Convention:	Not Applicable

Calculation Period:	From the 28th day of each month up to the 28th day of the following month, beginning with 6/28/2006, continuing until the Termination Date, subject to no adjustment. The initial Calculation Period shall commence on 6/28/2006.
Floating Amounts:	
Floating Rate Payer:	Banknorth, N.A.
Floating Rate:	USD-LIBOR-BBA
Floating Rate Maturity:	One (1) Month
Spread:	2.00%
Day Count Convention:	Actual/360
Business Day Convention:	Not Applicable
Calculation Period:	From the 28th day of each month up to the 28th day of the following month, beginning with 6/28/2006, continuing until the Termination Date, subject to no adjustment. The initial Calculation Period shall commence on 6/28/2006.
Floating Rate for Initial Calculation Period:	To be determined
Reset Dates:	The 28th day of each month. The Floating Rate for each Calculation Period will be the rate on the day that is two Business Days prior to each Reset Date. The first Reset Date is 7/28/2006.
Net Swap Settlement Payment Dates:	The 28th day of each month, beginning with 7/28/2006, continuing up to and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.
Business Days:	New York

Account Details:

Payments to Fixed Rate Payer: Floating Rate Payer will credit DDA# To be provided
Payments to Floating Rate Payer: Floating Rate Payer will debit DDA# To be provided

Addresses for Notices:

Fixed Rate Payer: NEC-EPS Holding, LLC, Lynn Energy Center, LLC, Franklin Energy Center, LLC, and COI Energy Center, LLC
c/o New Energy Capital Corp.
890 Winter Street, Suite 170
Waltham, MA 02451
Attention: Mr. Daniel P. Goldman
Phone: (781) 250-3773
Fax: (253) 399-5321

Floating Rate Payer: Banknorth, N.A.
Two Portland Square
P.O. Box 9540
Portland, Maine 04112-9540
Attention: Swap Documentation Group
Mailstop: ME089-36
FAX: (207) 761-8686

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this facsimile and sending it as a return acknowledgment to the Swap Documentation Group's attention (FAX: (207) 761-8686). If you have any questions, please call David Strouse at (207) 756-6895.

Banknorth, N.A.

By: [signature]
Name: MICHAEL J. TURCOTTE
Title: VICE PRESIDENT

CONFIRMED BY: [signature]
NAME: DANIEL P GOLDMAN
TITLE: PRESIDENT
DATE: 04/21/05

Schedule 1

	Start Date	End Date	Notional Outstanding	Amortization
1	6/28/2006	7/28/2006	$8,027,000.00	$47,893.00
2	7/28/2006	8/28/2006	$7,979,107.00	$47,893.00
3	8/28/2006	9/28/2006	$7,931,214.00	$47,893.00
4	9/28/2006	10/28/2006	$7,883,321.00	$47,893.00
5	10/28/2006	11/28/2006	$7,835,428.00	$47,893.00
6	11/28/2006	12/28/2006	$7,787,535.00	$47,893.00
7	12/28/2006	1/28/2007	$7,739,642.00	$47,893.00
8	1/28/2007	2/28/2007	$7,691,749.00	$47,893.00
9	2/28/2007	3/28/2007	$7,643,856.00	$47,893.00
10	3/28/2007	4/28/2007	$7,595,963.00	$47,893.00
11	4/28/2007	5/28/2007	$7,548,070.00	$47,893.00
12	5/28/2007	6/28/2007	$7,500,177.00	$47,893.00
13	6/28/2007	7/28/2007	$7,452,284.00	$51,356.00
14	7/28/2007	8/28/2007	$7,400,928.00	$51,356.00
15	8/28/2007	9/28/2007	$7,349,572.00	$51,356.00
16	9/28/2007	10/28/2007	$7,298,216.00	$51,356.00
17	10/28/2007	11/28/2007	$7,246,860.00	$51,356.00
18	11/28/2007	12/28/2007	$7,195,504.00	$51,356.00
19	12/28/2007	1/28/2008	$7,144,148.00	$51,356.00
20	1/28/2008	2/28/2008	$7,092,792.00	$51,356.00
21	2/28/2008	3/28/2008	$7,041,436.00	$51,356.00
22	3/28/2008	4/28/2008	$6,990,080.00	$51,356.00
23	4/28/2008	5/28/2008	$6,938,724.00	$51,356.00
24	5/28/2008	6/28/2008	$6,887,368.00	$51,356.00
25	6/28/2008	7/28/2008	$6,836,012.00	$55,068.00
26	7/28/2008	8/28/2008	$6,780,944.00	$55,068.00
27	8/28/2008	9/28/2008	$6,725,876.00	$55,068.00
28	9/28/2008	10/28/2008	$6,670,808.00	$55,068.00
29	10/28/2008	11/28/2008	$6,615,740.00	$55,068.00
30	11/28/2008	12/28/2008	$6,560,672.00	$55,068.00
31	12/28/2008	1/28/2009	$6,505,604.00	$55,068.00
32	1/28/2009	2/28/2009	$6,450,536.00	$55,068.00
33	2/28/2009	3/28/2009	$6,395,468.00	$55,068.00
34	3/28/2009	4/28/2009	$6,340,400.00	$55,068.00
35	4/28/2009	5/28/2009	$6,285,332.00	$55,068.00
36	5/28/2009	6/28/2009	$6,230,264.00	$55,068.00
37	6/28/2009	7/28/2009	$6,175,196.00	$59,049.00
38	7/28/2009	8/28/2009	$6,116,147.00	$59,049.00
39	8/28/2009	9/28/2009	$6,057,098.00	$59,049.00
40	9/28/2009	10/28/2009	$5,998,049.00	$59,049.00
41	10/28/2009	11/28/2009	$5,939,000.00	$59,049.00
42	11/28/2009	12/28/2009	$5,879,951.00	$59,049.00
43	12/28/2009	1/28/2010	$5,820,902.00	$59,049.00
44	1/28/2010	2/28/2010	$5,761,853.00	$59,049.00
45	2/28/2010	3/28/2010	$5,702,804.00	$59,049.00
46	3/28/2010	4/28/2010	$5,643,755.00	$59,049.00
47	4/28/2010	5/28/2010	$5,584,706.00	$59,049.00
48	5/28/2010	6/28/2010	$5,525,657.00	$59,049.00

Schedule 1

	Start Date	End Date	Notional Outstanding	Amortization
49	6/28/2010	7/28/2010	$5,466,608.00	$63,318.00
50	7/28/2010	8/28/2010	$5,403,290.00	$63,318.00
51	8/28/2010	9/28/2010	$5,339,972.00	$63,318.00
52	9/28/2010	10/28/2010	$5,276,654.00	$63,318.00
53	10/28/2010	11/28/2010	$5,213,336.00	$63,318.00
54	11/28/2010	12/28/2010	$5,150,018.00	$63,318.00
55	12/28/2010	1/28/2011	$5,086,700.00	$63,318.00
56	1/28/2011	2/28/2011	$5,023,382.00	$63,318.00
57	2/28/2011	3/28/2011	$4,960,064.00	$63,318.00
58	3/28/2011	4/28/2011	$4,896,746.00	$63,318.00
59	4/28/2011	5/28/2011	$4,833,428.00	$63,318.00
60	5/28/2011	6/28/2011	$4,770,110.00	$1,240,016.00
61	6/28/2011	7/28/2011	$3,530,094.00	$50,921.00
62	7/28/2011	8/28/2011	$3,479,173.00	$50,921.00
63	8/28/2011	9/28/2011	$3,428,252.00	$50,921.00
64	9/28/2011	10/28/2011	$3,377,331.00	$50,921.00
65	10/28/2011	11/28/2011	$3,326,410.00	$50,921.00
66	11/28/2011	12/28/2011	$3,275,489.00	$50,921.00
67	12/28/2011	1/28/2012	$3,224,568.00	$50,921.00
68	1/28/2012	2/28/2012	$3,173,647.00	$50,921.00
69	2/28/2012	3/28/2012	$3,122,726.00	$50,921.00
70	3/28/2012	4/28/2012	$3,071,805.00	$50,921.00
71	4/28/2012	5/28/2012	$3,020,884.00	$50,921.00
72	5/28/2012	6/28/2012	$2,969,963.00	$50,921.00
73	6/28/2012	7/28/2012	$2,919,042.00	$54,602.00
74	7/28/2012	8/28/2012	$2,864,440.00	$54,602.00
75	8/28/2012	9/28/2012	$2,809,838.00	$54,602.00
76	9/28/2012	10/28/2012	$2,755,236.00	$54,602.00
77	10/28/2012	11/28/2012	$2,700,634.00	$54,602.00
78	11/28/2012	12/28/2012	$2,646,032.00	$54,602.00
79	12/28/2012	1/28/2013	$2,591,430.00	$54,602.00
80	1/28/2013	2/28/2013	$2,536,828.00	$54,602.00
81	2/28/2013	3/28/2013	$2,482,226.00	$54,602.00
82	3/28/2013	4/28/2013	$2,427,624.00	$54,602.00
83	4/28/2013	5/28/2013	$2,373,022.00	$54,602.00
84	5/28/2013	6/28/2013	$2,318,420.00	$54,602.00
85	6/28/2013	7/28/2013	$2,263,818.00	$58,549.00
86	7/28/2013	8/28/2013	$2,205,269.00	$58,549.00
87	8/28/2013	9/28/2013	$2,146,720.00	$58,549.00
88	9/28/2013	10/28/2013	$2,088,171.00	$58,549.00
89	10/28/2013	11/28/2013	$2,029,622.00	$58,549.00
90	11/28/2013	12/28/2013	$1,971,073.00	$58,549.00
91	12/28/2013	1/28/2014	$1,912,524.00	$58,549.00
92	1/28/2014	2/28/2014	$1,853,975.00	$58,549.00
93	2/28/2014	3/28/2014	$1,795,426.00	$58,549.00
94	3/28/2014	4/28/2014	$1,736,877.00	$58,549.00
95	4/28/2014	5/28/2014	$1,678,328.00	$58,549.00
96	5/28/2014	6/28/2014	$1,619,779.00	$58,549.00

Schedule 1

	Start Date	End Date	Notional Outstanding	Amortization
97	6/28/2014	7/28/2014	$1,561,230.00	$62,782.00
98	7/28/2014	8/28/2014	$1,498,448.00	$62,782.00
99	8/28/2014	9/28/2014	$1,435,666.00	$62,782.00
100	9/28/2014	10/28/2014	$1,372,884.00	$62,782.00
101	10/28/2014	11/28/2014	$1,310,102.00	$62,782.00
102	11/28/2014	12/28/2014	$1,247,320.00	$62,782.00
103	12/28/2014	1/28/2015	$1,184,538.00	$62,782.00
104	1/28/2015	2/28/2015	$1,121,756.00	$62,782.00
105	2/28/2015	3/28/2015	$1,058,974.00	$62,782.00
106	3/28/2015	4/28/2015	$996,192.00	$62,782.00
107	4/28/2015	5/28/2015	$933,410.00	$62,782.00
108	5/28/2015	6/28/2015	$870,628.00	$62,782.00
109	6/28/2015	7/28/2015	$807,846.00	$67,320.00
110	7/28/2015	8/28/2015	$740,526.00	$67,320.00
111	8/28/2015	9/28/2015	$673,206.00	$67,320.00
112	9/28/2015	10/28/2015	$605,886.00	$67,320.00
113	10/28/2015	11/28/2015	$538,566.00	$67,320.00
114	11/28/2015	12/28/2015	$471,246.00	$67,320.00
115	12/28/2015	1/28/2016	$403,926.00	$67,320.00
116	1/28/2016	2/28/2016	$336,606.00	$67,320.00
117	2/28/2016	3/28/2016	$269,286.00	$67,320.00
118	3/28/2016	4/28/2016	$201,966.00	$67,320.00
119	4/28/2016	5/28/2016	$134,646.00	$67,320.00
120	5/28/2016	6/28/2016	$67,326.00	-